EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2013, relating to the financial statements and financial statement schedule of Columbia Sportswear Company, and the effectiveness of Columbia Sportswear Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Portland, Oregon

February 28, 2013